As Filed With the Securities and Exchange Commission on August 20, 1997
                     Registration Statement No. 333-14655
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                         ____________________________

                                POST-EFFECTIVE
                               AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                         ____________________________

                            FLANDERS CORPORATION
                 (Previously known as Elite Acquisitions, Inc.)
           (Exact name of registrant as specified in its charter)

       North Carolina                    3564                  13-3368271
(State or other jurisdiction of   (Primary standard         (I.R.S. Employer
 incorporation or organization)    industrial code)        Identification No.)


                           531 Flanders Filters Road
                       Washington, North Carolina 27889
                                (919) 946-8081
              (Address, including zip code, and telephone number,
              including area code, of principal executive offices)


                                Steven K. Clark
                             Flanders Corporation
                           531 Flanders Filters Road
                       Washington, North Carolina 27889
                                (919) 946-8081
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                                   Copy to:
                               William C. Gibbs
                             Snell & Wilmer L.L.P.
                         111 East Broadway, Suite 900
                          Salt Lake City, Utah 84111
                                (801) 237-1900

                   DEREGISTRATION OF REGISTRATION STATEMENT


    This Registration Statement on Form S-1 (Registration No. 333-14655), as amended, which was originally filed with the Securities and Exchange Commission on October 23, 1996 and declared effective on January 6, 1997, registered 1,600,000 shares of common stock for the Company and 1,333,889 shares of common stock for resale on behalf of certain selling shareholders of the Company (the "Selling Shareholders"). The Company has issued all of the 1,600,000 shares of the Company's common stock pursuant to the Registration Statement. The Selling Shareholders have not sold their shares and the financial information contained in the Registration Statement is outdated. To avoid the need to file periodic post-effective amendments to the Registration Statement, the Company has determined to deregister the Selling Shareholder's shares from the Registration Statement and include the shares of the Selling Shareholders in a Form S-3 registration statement which will allow the Company to incorporate by reference updated financial information filed as part of the Company's regular 34 Act compliance reporting. Accordingly, the Company hereby deregisters 1,333,889 shares of common stock that were registered for resale on behalf of the Selling Shareholders pursuant to the Registration Statement.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, State of North Carolina on the 20th day of August, 1997.

                                    FLANDERS CORPORATION


                                    By:               *
                                        ______________________________________
                                        Robert R. Amerson
                                        President, Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to this Registration Statement has been signed below by the following persons in the capacity and on the dates indicated.


        Signature                       Title                       Date


             *
________________________   President, Chief Executive Officer   August 20, 1997
      Robert R. Amerson


/s/ Steven K. Clark
________________________   Chief Financial Officer and Chief    August 20, 1997
      Steven K. Clark      Accounting Officer


             *
________________________   Chairman of the Board                August 20, 1997
      Thomas T. Allan


             *
________________________   Director, Vice President of          August 20, 1997
      Gustavo Hernandez    Operations


             *
________________________   Director                             August 20, 1997
      William M. Claytor


             *
________________________   Director                             August 20, 1997
      William H. Clark


/s/ Steven K. Clark
________________________                                        August 20, 1997
  *   Steven K. Clark
      Attorney-in-fact